UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 15, 2005

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20200 Sunburst Street, Chatsworth, California		91311
(Address of principal executive offices)		(Zip Code)

(818) 734-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           On April 15, 2005, North American Scientific, Inc. (the “Company”) notified Erik L. Johnson that he will cease to serve as Chief Accounting Officer and Corporate Controller, effective April 22, 2005.

(c)           Effective April 25, 2005, Donald E. Horacek will be appointed by the Company as Chief Accounting Officer and Corporate Controller.  Mr. Horacek, age 51, previously served as the Corporate Controller of Iris International, Inc., a developer and manufacturer of medical equipment and medical devices, from May 1997 to the present.  Mr. Horacek is a Certified Public Accountant and received his B.S. degree (summa cum laude) from California State University, Northridge.

The Company and Mr. Horacek will not enter into an employment agreement in connection with his appointment and no arrangement or understanding exists between Mr. Horacek and any other persons relating to Mr. Horacek’s appointment as Chief Accounting Officer and Corporate Controller of the Company.  There are no family relationships between Mr. Horacek and any directors or executive officers of the Company, and there are no related party transactions as defined in Item 404(a) of Regulation S-K between Mr. Horacek and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date:	April 20, 2005	By:	/s/ L. Michael Cutrer
			Name:	L. Michael Cutrer
			Title:	President and
Chief Executive Officer
(Principal Executive Officer)